exhibit 99.1



                 CERTIFICATION PURSUANT TO
                  18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Registration Statement of Heritage Scholastic Corporation (the "Company") on Form 10-SB/A as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Charles E. Parks, President/CEO and Randall
L. Peterson, Treasurer/CFO, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of section
      12(b) or 12(g) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






/s/ Charles Parks
--------------------
Charles E. Parks
President/CEO
January 29, 2003





/s/ Randall Peterson
-----------------------
Randall L. Peterson
Treasurer/CFO
January 29, 2003


/1/